Exhibit 5.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

Direct Dial Number	E-mail Address

May 27, 2021

Cedar Fair, L.P.

Canada’s Wonderland Company

Magnum Management Company

Millennium Operations LLC

One Cedar Point Drive

Sandusky, Ohio 44870-5259

Ladies and Gentlemen:

We have acted as counsel to Cedar Fair, L.P., a Delaware limited partnership (the “Company”), Canada’s Wonderland Company, a Nova Scotia unlimited liability company (“Cedar Canada”), Magnum Management Corporation, an Ohio corporation (“Magnum”), and Millennium Operations LLC, a Delaware limited liability company (collectively with the Company, Cedar Canada and Magnum, the “Issuers”), and to the guarantors listed on Schedule I and Schedule II hereto (collectively, the “Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Issuers of $300,000,000 aggregate principal amount of 6.50% Senior Notes due 2028 (the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Exchange Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the Exchange Guarantees will be issued under an indenture, dated as of October 7, 2020 (the

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“Indenture”), among the Issuers, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). The Exchange Securities and the Exchange Guarantees will be offered by the Issuers and the Guarantors in exchange for $300,000,000 aggregate principal amount of the Issuers’ outstanding 6.50% Senior Notes due 2028, guaranteed by the Guarantors.

We have examined the Registration Statement and the Indenture (including the form of Exchange Security and Exchange Guarantee set forth therein), which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Issuers and the Guarantors, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

In rendering the opinions set forth below, we have assumed further that (1) each of Magnum, Cedar Canada and the Guarantor listed on Schedule I (the “Schedule I Guarantor”) is validly existing and in good standing under the law of the jurisdiction in which it is organized and has duly authorized, executed, issued and delivered the Indenture, the Exchange Securities and the Exchange Guarantee, as applicable, in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, issuance, delivery and performance

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by each of Magnum, Cedar Canada and the Schedule I Guarantor of the Indenture, the Exchange Securities and the Exchange Guarantee, as applicable, do not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act or the Delaware General Corporation Law) and (3) the execution, issuance, delivery and performance by each of the Issuers and the Guarantors of the Indenture, the Exchange Securities and the Exchange Guarantee, as applicable, do not constitute a breach or default under any agreement or instrument which is binding upon any Issuer or Guarantor.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.     When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture pursuant to the exchange offer described in the Registration Statement, the Exchange Securities will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms.

2.     When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture pursuant to the exchange offer described in the Registration Statement and (b) the Exchange Guarantees have been duly issued, the Exchange Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights. In addition, we express no opinion as to the validity, legally binding effect or

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enforceability of (i) the waiver of rights and defenses contained in Section 4.06 of the Indenture or (ii) Section 11.11 of the Indenture relating to the severability of provisions of the Indenture.

In connection with Section 11.08 of the Indenture whereby the parties submit to the jurisdiction of the courts of the United States of America for the Southern District of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the U.S. federal courts. In connection with the provisions of Section 11.08 of the Indenture which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under N.Y.C.P.L.R. Section 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a) a United States District Court has discretion to transfer an action from one U.S. federal court to another.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the Delaware General Corporation Law. We expressly disclaim coverage of any other Delaware law, except judicial decisions interpreting the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption Legal Matters in the prospectus included in the Registration Statement.

Very truly yours, /s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I

Schedule I Guarantor

Entity Name	Jurisdiction of Organization

Michigan’s Adventure, Inc.	Michigan

Schedule II

Schedule II Guarantors

Entity Name	Jurisdiction of Organization

California’s Great America LLC	Delaware

Carowinds LLC	Delaware

Cedar Fair Southwest Inc.	Delaware

Cedar Point Park LLC	Delaware

Dorney Park LLC	Delaware

Galveston Waterpark, LLC	Delaware

Geauga Lake LLC	Delaware

Kings Dominion LLC	Delaware

Kings Island Company	Delaware

Kings Island Park LLC	Delaware

Knott’s Berry Farm LLC	Delaware

Michigan’s Adventure Park LLC	Delaware

New Braunfels Waterpark, LLC	Delaware

Sawmill Creek LLC	Delaware

Valleyfair LLC	Delaware

Wonderland and Company Inc.	Delaware

Worlds of Fun LLC	Delaware